UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 9, 2006

Golden Oval Eggs, LLC
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

Item 1.01               Entry Into A Material Definitive Agreement.

Golden Oval Eggs, LLC (the “Company”) is party to an employment, non-competition and severance agreement dated September 1, 2004 with Doug Leifermann, who serves as the Company’s Vice President and Chief Financial Officer.  On March 9, 2006, the Company increased Mr. Leifermann’s annual base salary under this agreement to $180,000 per year.  The effective date of the increase is September 1, 2005.  The increase was approved by the Compensation Committee of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date: March 14, 2006